UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

March 27, 2015

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On March 27, 2015, the Board of Directors (the "Board") of China Recycling Energy Corporation, a Nevada corporation (the “Company”) received a resignation letter from Mr. Chungui Shi, a director of the Company and a member of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee of the Board, effective on March 31, 2015. Mr. Shi's resignation was not due to any disagreement with the Company, its management or its other directors.

(d)        On March 31, 2015, the Board appointed Mr. Cangsang Huang as a new member of the Board to fill the vacancy on the Board until his successor has been duly elected and qualified. Mr. Huang is also appointed as a member of the Corporate Governance and Nominating Committee, the Audit Committee and Compensation Committee of the Board.

Mr. Huang has served as Chief Financial Officer ("CFO") and Principal Accounting Officer of China Housing and Land Development, Inc. ("China Housing") from June 2009 to December 2014 and he was the assistant CFO of China Housing from October 2008 to June 2009. From 2007 to 2008, Mr. Huang worked for Collins Stewart LLC in New York City and from 2006 to 2007, Mr. Huang worked for Cantor Fitzgerald & Co. in New York City. From 2001 to 2004, Mr. Huang worked as a project manager at China Communication Construction Company Limited in in Guangzhou, China.

Mr. Huang received his bachelor degree in economics from Shanghai Maritime University in 2001 in Shanghai, China and his master's degree in statistics from Columbia University in 2006 in New York City.

Based on its investigation, the Board determined that Mr. Huang is “independent” under the independence requirements of The NASDAQ Stock Market LLC and Rule 10A-3 under the Securities Exchange Act of 1934, and he does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on its review, the Board also determined that Mr. Huang qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with the appointment, the Board of Directors of the Company has authorized the Company to provide Mr. Huang with (i) compensation in the amount of $2,000 per month and (ii) the grant of an option to purchase 40,000 shares of the Company’s Common Stock, par value $0.001, at an exercise price equal to the closing price per share of the Company's Common Stock on March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 2, 2015	/s/ Guohua Ku
Guohua Ku, Chief Executive Officer